Exhibit 10.2
REVOLVING NOTE
August 31, 2010
For value received, the undersigned, DESTRON FEARING CORPORATION, a Delaware corporation (the “Borrower”), hereby promises to pay ON DEMAND, and if demand is not made, then as provided in the Credit Agreement (defined below), to the order of TCI BUSINESS CAPITAL, INC., a Minnesota corporation (the “Lender”) on the Termination Date referenced in the Credit and Security Agreement dated the same date as this Revolving Note that was entered into by the Lender and the Borrower (as amended from time to time, the “Credit Agreement”), at Lender’s office located at 12270 Nicollet Avenue South, Burnsville, Minnesota, 55337, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Four Million and 00/100 Dollars ($4,000,000.00) or, if less, the aggregate unpaid principal amount of all Advances made by the Lender to the Borrower under the Credit Agreement, together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Revolving Note is fully paid at the rate from time to time in effect under the Credit Agreement.
This Revolving Note is the Revolving Note referenced in the Credit Agreement, and is subject to the terms of the Credit Agreement, which provides, among other things, for acceleration hereof. Principal and interest due hereunder shall be payable as provided in the Credit Agreement, and this Revolving Note may be prepaid only in accordance with the terms of the Credit Agreement. This Revolving Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, assignments or other instruments or agreements.
The Borrower shall pay all costs of collection, including reasonable attorneys’ fees and legal expenses if this Revolving Note is not paid when due, whether or not legal proceedings are commenced.
Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

DESTRON FEARING CORPORATION,
a Delaware corporation

By:

Jason Prescott
	Its:	Chief Financial Officer